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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: March 16, 2005

                                   uWink, Inc.
                                   -----------
             (Exact name of registrant as specified in its charter)

            Utah                    000-29217                     87-0412110
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       (State or other             (Commission                   (IRS Employer
jurisdiction of incorporation)     File Number)                Identification)


               5443 Beethoven Street Los Angeles, California 90066
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (310) 827-6900

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 3 -- Securities and Trading Matters

Item 3.02 Unregistered Sales of Equity Securities.

         The registrant today announced that beginning on October 15, 2004 and ending on October 21, 2004, it sold five thousand three hundred eighty nine (5,389) shares of the company's Common Stock to two individuals in a private placement offering for gross proceeds of nine thousand four hundred forty seven dollars ($9,447). Falcon Capital acted as a placement agent for this offering and received a finder's fee of one thousand two hundred twenty eight dollars ($1,228) payment for services related to the sales of the registrant's securities. These issuances were made only to "foreign investors" pursuant to the exemption from registration provided by regulation S of the Securities Act of 1933. The compensation paid to Falcon Capital was treated in accordance with generally accepted accounting principles as a reduction to shareholders' equity. The issuances to Falcon Capital were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

         Beginning on November 2, 2004 and ending on December 6, 2004, the registrant sold debentures convertible into shares of the company's Common Stock to five individuals in a private placement offering for gross proceeds of two hundred twenty five thousand dollars ($225,000). Falcon Capital acted as a placement agent for this offering and received a finder's fee of $29,250 payment for services related to the sales of the registrant's securities. These issuances were made only to "foreign investors" pursuant to the exemption from registration provided by regulation S of the securities act of 1933. The compensation paid to Falcon Capital was treated in accordance with generally accepted accounting principles as a reduction to shareholders' equity. The issuances to Falcon Capital were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. All principal and interest (or any portion thereof) due under these debentures will be convertible at the option of the Holder at any time. Holder will be entitled to receive one share of Common Stock for each US$1.00 of principal or interest converted.

         On January 1, 2005, the registrant issued a total of ninety thousand shares (90,000) of the registrant's Common Stock to consultants in exchange for public relations and legal services having a value of one hundred fourteen thousand five hundred dollars ($114,500) rendered during the first quarter of 2005. The issuances to the consultants were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. Consultants acknowledge that the shares of Common Stock issued have not been registered under the Securities Act of 1933, and accordingly are "restricted securities" within the meaning of Rule 144 of the Act.

         On February 22, 2005, the registrant issued one hundred seventy five thousand shares (175,000) of the registrant's common stock to a consultant in exchange for public relations services having a value of one hundred fifty seven thousand five hundred dollars ($157,500) to be provided during the year 2005. This issuance to the consultant was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and filed on Form S-8 by the registrant on February 17, 2005.

         On March 1, 2005, the registrant issued four hundred thousand (400,000) shares of the company's Common Stock to a consultant in exchange for investor relation services having a value of three hundred sixty thousand dollars ($360,000) to be provided during the period of February 2005 through February 2006. This issuance to the consultant was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. Consultant acknowledges that the shares of common stock issued pursuant to the investor relation agreement, incorporated by reference herein, have not been registered under the Securities Act of 1933, and accordingly are "restricted securities" within the meaning of Rule 144 of the Act.

         Lastly, on March 11, 2005, the registrant sold one hundred thousand (100,000) shares of common stock for cash in a private placement offering for gross proceeds of seventy five thousand dollars ($75,000). The shares have not been registered with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act") in reliance on Rule 506 under the Act. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the securities act by way of registration or exemption from registration. The securities were sold only to "accredited investors" within the meaning of Rule 501 under the Act who otherwise meet certain minimum suitability standards.


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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  March 16, 2005                      uWink, Inc.
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                                           By:

                                           S/S LAWRENCE C. EARLY
                                           -------------------------------------
                                           Lawrence C. Early
                                           Chief Financial Officer and Secretary